CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-276884 on Form S-6 of our report dated March 7, 2024, relating to the financial statement of FT 11315, comprising Vest Large Cap Deep Buffered 30 Portfolio, Series 19, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 7, 2024